                                                                 Exhibit 10.47


CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 LICENSE AGREEMENT


                                      BETWEEN


                            CLONTECH LABORATORIES, INC.


                                        AND


                           AURORA BIOSCIENCES CORPORATION

LICENSE AGREEMENT

     This Agreement is made this [*] (the "Effective Date"), by and between CLONTECH LABORATORIES INC. ("Clontech"), a Delaware corporation with principal offices at 1020 East Meadow Circle, Palo Alto, California 94303-4230 and AURORA BIOSCIENCES CORPORATION ("Aurora") a Delaware corporation with principal offices at 11010 Torreyana Road, San Diego, California 92121.

                                      RECITALS

     WHEREAS, Clontech seeks to obtain certain license rights under the Aurora Patents and Aurora Technology according to the terms contained herein (the "Agreement");

     WHEREAS, Aurora is the exclusive licensee or owner of the Aurora Patents and Aurora Technology, (defined herein) relating to certain fluorescent protein technology further described herein, and desires to license the same to Clontech; and

     WHEREAS, Clontech and Aurora seek to resolve their dispute concerning certain Clontech products and certain Aurora Patents and Aurora Technology

     NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained herein the parties agree as follows:

1.   DEFINITIONS

     1.1 "AURORA COLLABORATORS" means collaborators or licensees (including sublicensees) of Aurora (e.g. UHTSS-TM- syndicate).

     1.2 "AURORA PATENTS" means the Patents and patent applications listed on Exhibit A and all worldwide counterparts and registrations, continuations, divisions, reissues, extensions, or supplementary protection certificates with respect thereto and all patents issuing therefrom and to which Aurora continues to exercise Control.

     1.3 "AURORA TECHNOLOGY" means (1) Know-How and (2) the clones listed in Exhibit G; wherein (1) and (2) are Controlled by Aurora on or before the Effective Date and necessary to make Fluorescent Products and Past Products.

     1.4  "CLONTECH NON-COMMERCIAL FIELD" means [*]

     1.5  "CLONTECH COMMERCIAL FIELD" means [*]

     1.6 "COMPETITOR COMPANY" means the following reagents companies that are Clontech competitors as of the Effective Date: [*]

     1.7 "CONFIDENTIAL INFORMATION" means all information, data, and documentation received by either party from the other party pursuant to this Agreement and if in writing,


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

designated as confidential at the time of disclosure, subject to the exceptions set forth in Section 10.1.

     1.8 "CONTROL" or "CONTROLLED" means, in the context of intellectual property, possession by a party of the ability to grant a license or sublicense in accordance with the terms of this Agreement, and without violating the terms of any agreement by such party with any Third Party

     1.9  "END USER" means a [*]

     1.10 "EXCLUDED FIELD" means any one or more of the following: [*]

     1.11 "FLUORESCENT PRODUCT" means the following items sold on or after the Effective Date: [*] Clontech products that are Fluorescent Products listed on Exhibit H do not contain [*] Exhibit H may be amended from time to time by mutual written agreement of the parties,

     1.12 "INVENTION" means any new and useful process, machine, manufacture, or composition of matter, or improvement thereto, whether or not patentable.

     1.13 "KNOW-HOW" means information and data which is not generally known to the public, comprising: designs, concepts, algorithms, formulae, techniques, practices, processes, methods, knowledge, skill, experience, expertise and technical information.

     1.14 "LIVING COLORS-Registered Trademark- LICENSED PRODUCT" means a Fluorescent Product marketed under the Living Colors-Registered Trademark-brand.

     1.15 "MATERIALS" means any reagents, promoters, enhancers, vectors, plasmids, genes, polynucleotides, cell lines, proteins and fragments thereof, peptides, antigens, antibodies, antagonists, agonists, inhibitors and chemicals.

     1.16 "NEW PRODUCT" means a product [*]

     1.17 "NON-COMMERCIAL PURPOSE" means a use or activity or result thereof that does not generate revenue or provide commercially valuable consideration.

     1.18 "NON-COMMERCIAL LICENSE" means that certain license attached on Exhibit C hereto, which may be amended from time to time upon mutual written agreement of the parties.

     1.19 "NOT-FOR-PROFIT LICENSE" means that certain license attached on Exhibit D hereto, which may be amended from time to time upon mutual written agreement of the parties.

     1.20 "NOT-FOR-PROFIT ZIP-LOCK LICENSE" means that certain license attached an Exhibit E hereto, which may be amended from time to time upon mutual written agreement of the parties.

     1.21 "PAST PRODUCTS" means the [*]

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

     1.22 "PATENT RIGHTS" means all U.S. or foreign (including regional authorities such as the European Patent Office) regular or provisional patent applications including any continuation, continuation-in-part, or division thereof or any substitute application therefor or equivalent thereof, and any patent issuing thereon, including any reissue, reexamination or extension thereof and any confirmation patent or registration patent or patent of additions based on any such patent, containing one or more claims to an Invention (and in the case of an issued patent, containing one or more Valid Claims), and for which a party hereto owns or Controls, individually or jointly, any title thereto or rights thereunder.

     1.23 "ROYALTY TERM" means, in the case of any Fluorescent Product or Past Product and as to any country, the period of time commencing on [*] in such
country and ending upon the later of:   (i) the date that there no longer exists
a Valid Claim in a patent owned or Controlled by Aurora covering the manufacture, use or sale of such Fluorescent Product or (ii) fifteen (15) years from [*]

     1.24 "SALES" means consideration received by Clontech from a Third Party in an arm's length transaction. For clarity, Clontech will not sell Fluorescent Products except in an arm's length transaction.

     1.25 "TARGET" means [*]

     1.26 "TECHNOLOGY" means Materials and Know-How.

     1.27 "THIRD PARTY" means any person or entity other than (i) Aurora and
(ii) Clontech.

     1.28 "UC LICENSE" means that certain Exclusive License Agreement between The Regents of the University of California and Aurora dated June 17, 1996.

     1.29 "VALID CLAIM" means: (a) an issued claim under an issued patent within the Patent Rights, which has not (i) expired or been canceled, (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and/or (iv) been abandoned; or (b) a claim included in a pending patent application within the Patent Rights that is being actively prosecuted in accordance with this Agreement and which has not been (v) canceled, (vi) withdrawn from consideration, (vii) finally determined to be unallowable by the applicable governmental authority for whatever reason (and from which no appeal is or can be taken), or (viii) abandoned.

2.   LICENSES

     2.1  GRANT UNDER THE AURORA PATENTS AND AURORA TECHNOLOGY.

          2.1.1 CO-EXCLUSIVE LICENSE TO CLONTECH, NON-COMMERCIAL FIELD. Aurora as of April 1, 1999 [*] in the Clontech Non-Commercial Field for the Term.

          2.1.2 CO-EXCLUSIVE LICENSE TO CLONTECH, COMMERCIAL FIELD. Aurora as of April 1, 1999 [*] in the Clontech Commercial Field for the Term.


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

          2.1.3 NON-EXCLUSIVE LICENSE TO CLONTECH, NON-COMMERCIAL FIELD. Aurora as of the Effective Date [*] in the Clontech Non-Commercial Field for no longer than March 31, 1999.

          2.1.4 NON-EXCLUSIVE LICENSE TO CLONTECH. Aurora hereby [*] for the Term

          2.1.5     NON-EXCLUSIVE LICENSE TO CLONTECH.  Aurora, hereby [*]

     2.2 RETAINED RIGHTS. The licenses granted under Section 2.1 are subject to Aurora's retained right to sell or sole right to license Fluorescent Products under the Aurora Patents or Aurora Technology to companies that provide commercial products or services [*] using Fluorescent Products or that use Aurora Technology/equipment, including, [*] provided, however 1) Clontech may sell, pursuant to Section 2.1.2, to companies that have been granted an express license from Aurora according to Sections 4.13 and 4.2.1.1; and 2) such companies (e.g. [*]) may not receive a license from Aurora to sell Fluorescent Products in the Clontech Non-Commercial Field, [*]

     2.3  LIMITATIONS. Such licenses under Sections 2.1.1, 2.1.2, 2.1.3,
2.1.4. and 2.1.5 are subject to Clontech's obligations described herein (including payments by Clontech in Section 3). For clarity, the license rights granted to Clontech in this Section 2 specifically excludes the right
1) to sublicense (except the right to license through a Not-for-Profit Zip-Lock License, a Not-For-Profit License or a Non-Commercial License as provided for in Section 4.1.6); 2) [*] or 3) to make, use or sell Fluorescent Products or Past Products under the Aurora Patents in the Excluded Field (except Clontech may sell to Third Parties pursuant to Section 2.1.2),

     2.4  AURORA'S OBLIGATION.

          2.4.1     In consideration of Aurora and Clontech's agreement [*]

     2.5  CLONTECH'S OBLIGATION.

          2.5.1 As consideration for the rights received in Sections 2.1 and 2.4, Clontech covenants not to oppose or challenge the validity or enforceability (including interference or re-examination) of the Aurora Patents in the United States or encourage or support others to do the same at anytime during the and after the Term.

          2.5.2 As consideration for the rights received in Sections 2.1 and 2.4, Clontech covenants not to oppose or challenge the validity or enforceability (including interference or re-examination) of the Aurora Patents in any jurisdiction outside of the United States or encourage or support others to do the same at anytime during and after the Term.

          2.5.3 Except as expressly licensed herein, Clontech covenants not to make, use, sell or sublicense under the Aurora Patents and Aurora Technology.

3.   COMPENSATION

     3.1  COMPENSATION TO AURORA.


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

          3.1.1 TECHNOLOGY ACCESS FEES. Clontech will pay to Aurora the following:

                    (a) TECHNOLOGY ACCESS FEE FOR 1999. As partial consideration for the license granted to Clontech pursuant to Section 2.1 for 1999 herein for Aurora Technology, Clontech shall pay to Aurora a total of [*] which is non-refundable and non-creditable, according to the following schedule:

                         (i)   [*]

                         (ii)  [*]; and

                         (iii) [*]

                    (b) ANNUAL MINIMUM ROYALTY FEE. Clontech will pay to Aurora [*] of the Effective Date and on [*] of the Effective Date throughout the Term, an annual minimum royalty of [*] for Aurora Patents. Such annual minimum royalty fee [*]

                    (c) REAGENT CREDIT. Clontech will provide Aurora with a [*] credit over [*] years for Clontech products and services and not to exceed [*] of credit in a [*] and such credit shall not to be transferred to a Third Party; provided, however, such credit may not exceed [*] for any single [*].

          3.1.2 ROYALTIES. Clontech will also pay to Aurora a royalty of [*] of the Sales of Fluorescent Products and Past Products for the Royalty Term. Clontech will pay to Aurora a royalty of [*] of the Sales of new research reagents discovered or developed using the rights licensed pursuant to Section 2.1.4. Fluorescent Products sold in the [United States] for Non-Commercial Purposes [*] Clontech will use a royalty rate of [*] for calculating the royalties owed to Aurora for such Fluorescent Products. [*]

4.   MARKETING, MARKING AND REFERRALS

     4.1  OBLIGATIONS OF CLONTECH

          4.1.1 DEVELOPMENT, MARKETING AND SUPPORT. Clontech will expend at least [*] of Sales of Fluorescent Products on a yearly basis; provided, however no less than [*] for each calendar year of the Term will be expended on Fluorescent Product marketing, development, research, manufacturing, service and support.

          4.1.2 PATENT MARKING. Clontech shall mark all Fluorescent Products made, used or sold including all advertising for Fluorescent Products (including Clontech's website) or containers therefor, in accordance with the applicable patent marking laws, including U.S. patent numbers, 5,625,048 and 5,777,079. Clontech will also recognize Aurora in writing in a prominent manner on all brochures and other documents relating to Fluorescent Products, as the entity that has licensed the rights to Clontech.

          4.1.3 COMMERCIAL CUSTOMER LIST AND REFERRAL SYSTEM. Aurora will undertake sole responsibility for patent licensing, other than licensing through Non-Commercial Licenses, Not-For-Profit Licenses or Not-For-Profit Zip-Lock Licenses. Aurora will also refer,


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

in writing, potential customers to Clontech for Fluorescent Products pursuant to Section 2.11, whenever possible. Clontech will refer to Aurora, in writing, Third Parties that contact Clontech that wish to use or purchase a Fluorescent Product for a commercial purpose or in an Excluded Field.

          4.1.4 QUARTERLY REPORTS. Clontech will provide Aurora within thirty-five (35) days of the end of each calendar quarter (i.e. March 31, June 30, September 30 and December 31), a written report that [*]. Clontech may also send [*] a notification letter concerning Past Products and Clontech's obligations to disclose the names of purchasing Third Parties to Aurora. Such letter is subject to approval by Aurora in writing (such approval not to be unreasonably withheld) prior to notifying such Third Parties.

          4.1.5 PRODUCTS LIST. Clontech shall provide Aurora with an up to date list of Fluorescent Products with each quarterly report as required under
Section 4.1.4 indicating the introduction, deletion or modification of a Fluorescent Product offered for sale and descriptions of such Fluorescent Products and supporting literature for Aurora's review pursuant to Section 10.4.

          4.1.6     ZIP-LOCK AND NON-COMMERCIAL USE LICENSES.

                    4.1.6.1 In the United States Clontech will sell no Fluorescent Product without either a Not-for-Profit Zip-Lock License or a Non-Commercial License. A Not-for-Profit Zip-Lock License will be provided by Clontech in a zip-lock package with each shipment to not-for profit Third Parties in the United States.

                    4.1.6.2 In countries other than the United States, Clontech will sell no Fluorescent Product to a not-for-profit entity without a Not-for-Profit Zip-Lock License or a Not-for-Profit License. A Not-for-Profit Zip-Lock License will be provided by Clontech in a zip-lock package with each shipment to not-for-profit Third Parties in counties other than the United States until January 1, 2000. After December 31, 1999 a Not-for-Profit License must be executed before shipment. In countries other than the United States, Clontech will sell no Fluorescent Product to a for-profit entity without a Non-Commercial License.

                    4.1.6.3 In all countries, unless otherwise mutually agreed to in writing by Aurora and Clontech, a Non-Commercial License will be executed with each for-profit entity purchasing a Fluorescent Product for a Non-Commercial Purpose. Such license [*] Each such Non-Commercial License shall be executed in writing by the Third Party prior to shipment. In addition,
(1) Clontech will make no sales of Fluorescent Products to any Third Party [*] Except for inserting the name of the party to be licensed; site name; or license fee pursuant to this Section 4.1.6, Clontech will not otherwise modify a Not-for-Profit Zip-Lock License, a Not-for-Profit License or a Non-Commercial License, without the prior written consent of Aurora. Clontech will pay to Aurora [*] of all Non-Commercial License Fees payable under each such license in accordance with this Section 4.1.6.

     4.2  AURORA.


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

          4.2.1 LICENSE. Aurora may, in accordance with Aurora's business practices, grant licenses for use of Fluorescent Products under the Aurora Patents to for-profit organizations referred by Clontech pursuant to Section 4.1.3.

                    4.2.1.1 In consideration for Clontech's diligence in regard to the referral system described in Section 4.1.3 herein, Aurora will pay to Clontech [*] of license fees received for each license granted under the Aurora Patents when such license was granted because of the referral from Clontech under Section 4.1.3. For clarity, Clontech shall not receive any consideration for licenses granted by Aurora to a Third Party that is (i) an Excluded Company; or (ii) is a Third Party that Aurora has made efforts to license or licensed prior to such a referral from Clontech,

          4.2.2 REAGENT PROVIDER. In the event Aurora grants a license to a Third Party under the Aurora Patents after the Effective Date in accordance with
Section 4.2.1.1, Aurora will recommend to such Third Party, on a reagent-by-reagent basis that Clontech should be considered the primary reagent provider of Fluorescent Products to use in accordance with such license, and such Third Party will [*] in their selection of a supplier. Aurora will inform Clontech of the supplier of such Third Party, to the extent Aurora is aware of the identity of such supplier and is consistent with Aurora's obligations to such Third Party. Clontech may add the name of such supplier to the list of Competitor Companies pursuant to Section 1.6.

          4.2.3 QUALIFIED COMPANY LIST. On a quarterly basis, Aurora will provide Clontech with an updated list of Third Parties that have been granted a license to the Aurora Patents by Aurora for a commercial use and a list of Fluorescent Products that Clontech may sell to such Third Parties during the term of such license pursuant to the rights granted in Section 2.1.2. Within [*] days of the Effective Date, Aurora, will provide the first of such list.

5.   INTELLECTUAL PROPERTY RIGHTS

     5.1 TRANSFER OF RIGHTS. All rights not expressly licensed or assigned by Aurora are retained by Aurora and no implied licenses are conveyed herein or were conveyed before the Effective Date. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to convey or transfer ownership by one party to the of any rights, title or interest in any Confidential Information, Technology, copyrights or Patent Rights owned or Controlled by a party. Except as expressly provided for in this Agreement, nothing in this Agreement shall be construed as a license or sublicense by one party to the other of any rights in any Technology, copyrights, or Patent Rights owned or Controlled by a party.

     5.2 INVENTIONS. During the period from the Effective Date and three (3) years after the end of the Term, all Inventions and other Technology relating to New Products conceived by employees or agents of Clontech shall be owned by Clontech and Aurora shall receive a [*] license from Clontech to make, use or sell inventions covered by such Inventions and Technology by Clontech (including Patent Rights to New Products) (such rights specifically excludes the sale of such New Products in the research reagent market). In addition, Clontech grants to Aurora a [*] license to make, use or sell new reagents discovered or developed by using the rights provided under Section 2.1.4 in the field of discovery or development of useful chemicals (such rights excludes specifically the [*]


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

     5.3 INVENTORSHIP AND ASSIGNMENT. Inventorship of patentable inventions shall be determined by U.S. patent law. Clontech and Aurora agree to execute all documentation necessary to perfect all assignments of Inventions, Technology and Patent Rights.

     5.4 COPYRIGHTS. The parties agree to treat and handle, to the maximum extent practical, any copyrights owned or Controlled by a party in the same manner as Patent Rights owned or Controlled by such party.

6.   PATENT ENFORCEMENT AND RIGHT TO NEGOTIATE

     6.1 RIGHTS TO ENFORCE. Aurora hereby grants to Clontech the right to sue, at [*] of Clontech and Aurora, under the Aurora Patents any Competitor Company that is selling or has sold Fluorescent Products that are claimed under the Aurora Patents in the Clontech Commercial Field or the Clontech Non-Commercial Field; provided, however, Clontech does not have the right to enforce the Aurora Patents against [*] Aurora exclusively retains all rights to sue for infringement of the Aurora Patents on, before or after the Effective Date or to license to [*] under the Aurora Patents, except Clontech's rights to provide licenses pursuant to Section 4.1.6. The rights to enforce the Aurora Patents granted in this Section 6.1 are subject to the restriction that: any and all actions (including any letter(s) concerning the Aurora Patents sent by Clontech to a Competitor Company) taken by Clontech as an extension of the rights granted in this Section 6.1 must be taken with written approval of the legal counsel of Aurora, at Aurora's discretion, at least [*] prior to such action [*]

     6.2 [*]. In the event such New Product becomes available for such licensing, Aurora will notify Clontech in writing of such right to obtain a license to such New Product. Such right will terminate on a notice-by-notice basis [*] after such notice is delivered to Clontech informing Clontech of such New Product. If Clontech fails to contact Aurora or the parties fail to reach a definitive agreement on such New Product within such forty-five (45) day period or a mutually agreed upon written extension thereof, then [*]

     6.3 DAMAGES RECOVERED. If in accordance with the grant of rights to enforce the claims of the Aurora Patents granted in Section 6.1 hereof, Clontech brings a patent suit or enters into a settlement, then for each Third Party that Clontech recovers damages from Clontech shall pay to Aurora [*] of any such damages recovered by Clontech in such infringement suit or settlement, within thirty (30) days after Clontech receives such damages. Such settlement or suit requires Aurora's written consent.

7.   PAYMENTS OF ROYALTIES, ACCOUNTING FOR ROYALTIES AND RECORDS

     7.1 PAYMENT AND REPORTING. The royalties due under Section 3 and as follows in this Section 7 shall be paid within [*] days after the end of each calendar quarter period in which such royalties are earned during the Royalty Term for each Fluorescent Product. With each such quarterly payment, Clontech shall furnish Aurora a royalty statement setting forth on a country-by-country basis relevant sales information, including the total number of units of each such Fluorescent Product sold and other information necessary to (i) calculate royalties owed to Aurora by Clontech in accordance with this Agreement for each Fluorescent Product and [*]


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

Each payment made by Clontech to Aurora, in accordance with this Agreement, shall be wired to a bank account designated by Aurora, on or before the date such payment is due.

     7.2 CURRENCY OF PAYMENT. All payments to be made under this Agreement, including the royalties payable to Aurora by Clontech, shall be paid in U.S. dollars by wire transfer or other mutually acceptable means to a bank account designated by Aurora. Royalties earned shall be determined from the Sales in the currency of the country in which they are earned and then converted into dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as quoted by the eastern edition of the Wall Street Journal at the close of business on the last business day of the calendar quarter for which the relevant royalty payment was earned.

     7.3 TAXES WITHHELD. Any income or other tax that Clontech is required by a government agency to withhold and pay on behalf of Aurora with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to Aurora; provided, however, that in regard to any tax so deducted, Clontech shall (1) give or cause to be given to Aurora such assistance as may reasonably be necessary to enable Aurora to claim exemption therefrom or credit therefor; (2) shall cause, or use reasonable efforts to minimize or mitigate any taxes on behalf of Aurora and in each case shall furnish Aurora proper evidence of the taxes paid on Aurora's behalf.

     7.4 SALES RECORDS AND ROYALTY CALCULATIONS. During the Royalty Term and for [*] from the date of each payment of royalties, Clontech shall keep complete and accurate records of sales and all other information necessary to calculate Sales of each Fluorescent Product and Past Product in sufficient detail to allow the accrued royalties to be determined accurately in accordance with GAAP. Aurora, with reasonable written notice to Clontech, shall have the right to cause Aurora's nationally recognized independent, certified public accountant to audit such records at the place or places of business where such records are customarily kept in order to verify the accuracy of the reports of Sales and royalty payments. Such accountant shall execute a confidentiality agreement prior to entering Clontech's premises, obligating such accountant to keep all information disclosed to it confidential and shall only be permitted to disclose to Aurora the extent of any discrepancy between royalty payments paid by Clontech hereunder and the actual royalty required to be so paid. Aurora shall bear the full cost of such audit unless such audit discloses a variance of more than five percent (5%) from the amount of the royalties due under this Agreement, in which event, Clontech shall bear the full cost of such audit. Aurora agrees not to disclose Confidential Information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Aurora to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law.

     7.5  [*]

     7.6 TECHNOLOGY FEE AND ROYALTY. The parties acknowledge that the principal value contributed by Aurora under this Agreement is the Aurora Technology (particularly Materials) offered by Aurora and the parties reasonably believe will lessen the time required to develop new Fluorescent Products and to increase the efficiency of drug/target discovery and development processes and technologies. Clontech acknowledges and agrees that the value it receives


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

hereunder is in the access and use of Aurora Technology; accordingly, Clontech agrees to pay technology access and license fees for Aurora Technology. Additionally, the parties acknowledge that Aurora may not own or Control patent applications or patents covering the manufacture, sale, use or importation of a particular Fluorescent Product; provided, however, Clontech agrees to pay royalties during the Royalty Term at the applicable rare specified under the Agreement, regardless of whether a Fluorescent Product is [*] with the exception of the royalty terms specified in Section 3.1.2 herein regarding rights in [*]

8.   PROTECTION AND MAINTENANCE OF PATENT RIGHTS

     8.1 Aurora shall use reasonable efforts to continue to prosecute the Aurora Patents to obtain the broadest claims reasonably possible and to defend and maintain the validity and enforceability of any issued claims. Aurora shall have sole control of the prosecution of all Aurora Patents. Aurora, at Clontech's request, will provide quarterly updates of such prosecution.
Clontech will pay [*] of the patent prosecution costs of the Aurora Patents billed to Aurora by a Third Party within thirty (30) days of receipt of invoice; [*] Aurora will provide Clontech with [*] of patent prosecution of the Aurora Patents and related invoices for reimbursement of patent prosecution costs (includes costs and attorney fees). [*]

9.   REPRESENTATIONS AND WARRANTEES

     9.1 REPRESENTATIONS AND WARRANTIES OF AURORA AND CLONTECH. Each Party hereby represents and warrants:

          CORPORATE POWER. Such party is duly organized and validly existing and in good standing under the laws of the state of its incorporation and his all requisite corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

          DUE AUTHORIZATION. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

          BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     9.2  REPRESENTATIONS AND WARRANTIES OF CLONTECH.

     Clontech further represents and warrants to Aurora that:

     [*]

     9.3  REPRESENTATIONS AND WARRANTIES OF AURORA.

Aurora further represents and warrants to Clontech that:


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

               (a) It Controls under valid licenses, and will use reasonable efforts to continue to Control under valid licenses all right, title and interest in and to the Aurora Patents licensed, except as otherwise provided or disclosed herein.

     9.4  NEGATION OF WARRANTIES

          9.4.1 Except as expressly set forth in this Agreement, Aurora MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCTS OR SERVICES WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

10.  CONFIDENTIALITY

     10.1 CONFIDENTIAL INFORMATION. Except as expressly provided herein, the parties agree that, for the Term and [*] thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose to another party and shall not use for any purpose other than to perform the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

     was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

     was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

     became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

     was lawfully disclosed to the receiving party by a person other than a party hereto; or

     was independently developed by the receiving party without the use of Confidential Information.

     10.2 PERMITTED USE AND DISCLOSURES. Each party hereto may use or disclose Confidential Information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable law, governmental regulation or court order, submitting information to tax or other governmental authorities making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use reasonable efforts to secure confidential


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

treatment of such information prior to its disclosure (whether through protective orders or otherwise).

     10.3 CONFIDENTIAL TERMS. Except as expressly provided herein, each party agrees not to disclose any material or financial terms of this Agreement to another party without the consent of the other party, not to be unreasonably withheld; provided, however, each party reserves the right to make reasonable disclosures including the redaction of material or financial terms) as required by securities or other applicable laws, or to actual or prospective investors or corporate partners (including licensees and acquirers), or to accountants, attorneys and other professional advisors on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. If such Confidential Information is to become public information by such disclosure the disclosing party must obtain the written consent of the non-disclosing party in order to obtain protection of the Confidential Information if necessary.

     10.4 PRESS RELEASE. Notwithstanding the foregoing, the parties agree on the press release to announce the execution of this Agreement and to be released by Aurora, substantially in the same form as attached in Exhibit B and to be mutually agreed upon. Thereafter, Clontech and Aurora may each disclose to Third Parties the information contained in the mutually agreed upon press release without the need for further approval by the other.

     10.5 REVIEW PROCESS FOR NEW FLUORESCENT PRODUCT LITERATURE. At least [*] prior to the public distribution of Fluorescent Product literature (including brochures and website information) Clontech will provide to Aurora the same for review and comment and Aurora will have [*] days to comment and approve or decline release of such license in writing (such consent not to be unreasonably withhold); provided, however that if Aurora does not provide any such communication within such [*] Clontech may release such literature without Aurora's written approval.

11.  TERMINATION

     11.1 TERM. This Agreement is effective as of this Effective Date and shall continue in full force and effect until March 5, 2005 ("Term"), unless otherwise terminated as provided herein. Prior to September 5, 2004, the parties may mutually agree in writing to extend such Term beyond March 5, 2005. [*]

     11.2 TERMINATION. Either party shall have the right to terminate this Agreement at any time during the Term for a material breach of this Agreement by the other party, provided that the non-breaching party shall have first given sixty (60) days prior written notice (twenty (20) days in the event of non-payment of any amounts due under this Agreement) to the breaching party describing such breach and stating the non-breaching party's intention to terminate this Agreement if such breach remains uncured, and the breaching party thereafter fails to cure same within such sixty day (60) period (twenty (20) day period in the event of non-payment of any amounts due under this Agreement).

     11.3 [*]

     11.4 EFFECT OF EXPIRATION OR TERMINATION. The obligations and rights of the parties under Section 3.1.1 (survives only through the calendar year of termination or expiration) and


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

Articles 5, 7, 10 and 12, thereof shall survive termination or expiration of this Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties under Article 2 hereof shall terminate and be of no further force or effect whatsoever upon any termination of this Agreement. Upon expiration or other termination of the Agreement all licenses granted will thereby terminate and Materials will be destroyed or returned, at the sole discretion of Aurora within sixty (60) days.

12.  INDEMNIFICATION

     12.1 INDEMNIFICATION. Clontech will defend, indemnify and hold Aurora, its officers, directors, employees, affiliates and agents harmless against any and all liability, loss, damage, claim or expense (including attorney's fees) arising out of a suit by a Third Party from the performance under this Agreement by Clontech, including the sale of Past Products or Fluorescent Products by Clontech.

     12.2 CLONTECH INDEMNIFICATION FOR PRODUCTS OR SERVICES ARISING FROM LICENSE GRANTED HEREIN. With respect to rights licensed to Aurora by the Howard Hughes Medical Institute ("HHMI") or by The Regents of the University of California ("UC"), Clontech agrees to indemnify, defend and hold harmless HHMI or UC, as appropriate, and their respective officers, directors, employees, sponsors and agents from and against all damages or other amounts payable to a Third Party (including product liability) resulting or arising from Clontech's use of the rights granted herein to the extent that such indemnification by Clontech is required by HBM or UC pursuant to agreements between MIME and Aurora or between UC and Aurora.

13.  MISCELLANEOUS

     13.1 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the parties' respective successors and permitted assigns. Clontech may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Aurora (not to be unreasonably withheld), and any such attempted assignment shall be void. Aurora may assign this Agreement.

     13.2 EFFECT OF WAIVER. No waiver of any default, condition, provisions or breach of this Agreement shall be deemed to imply or constitute a waiver of any other like default, condition, provision or breach of this Agreement.

     13.3 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

     13.4 FORCE MAJEURE. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, act of God(s), earthquake, flood (including El Nino and La Nina), lockout, embargo and governmental acts or orders or restrictions.

     13.5 AMENDMENT. No modification, supplement to or waiver of this Agreement or any Addendum hereto or any of their provisions shall be binding upon a party hereto unless made in writing and duly signed by an authorized representative of both Clontech and Aurora. In no event may the terms of this Agreement be changed, deleted, supplemented or waived by any notice, purchase order, receipt, acceptance, bill of lading or other similar form of document. A failure of either party to exercise any right or remedy hereunder, in whole or in part, or on one or more occasions, shall not be deemed either a waiver of such right or remedy to the extent not exercised, or of any other right or remedy, on such occasion or a waiver of any right or remedy on any succeeding occasion.

     13.6 ENTIRE AGREEMENT. This Agreement, and each Exhibit attached hereto, and each supplemental written agreement contemplated hereunder, sets forth the entire understanding and agreement of the parties as to the subject matter thereof, and there are no other understandings, representations or promises, written or verbal, not set forth herein or on which either party has relied. If any provisions of any such Addendum or supplemental written agreement conflict with any provisions set forth in this Agreement, the provisions of this Agreement shall take precedence, unless such Addendum or supplemental written agreement expressly refers to the specific provision(s) of this Agreement that it is intended to replace or modify (and which shall be limited in force and effect to such Addendum or supplemental written agreement only).

     13.7 NOTICES. All Notices under this Agreement shall be given in writing and shall be addressed to the parties at the following addresses:

          For Clontech:

               Kenneth Fong, Ph.D.
               CEO/President
               Clontech Laboratories
               1020 East Meadow Circle
               Palo, Alto, California 94303

               Copies to:

               Sally Brashears, Esq.
               Director, Intellectual Property
               Clontech Laboratories
               1020 East Meadow Circle
               Palo Alto, California 94303

          For Aurora:

               Timothy J. Rink, M.D., D.Sc.
               CEO, President and Chairman
               Aurora Biosciences Corporation
               11010 Torreyana Road
               San Diego, CA 92121

               Copies to:

               John D. Mendlein
               General Counsel and Vice President, Intellectual Property Aurora Biosciences Corporation
               11010 Torreyana Road
               San Diego, CA  92121

Notices shall be in writing and shall be deemed delivered when received if delivered by a courier, or on the second business day following mailing, if sent by first-class certified or registered mail, postage prepaid.

     13.8 ARBITRATION. The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration. The parties agree that; prior to any arbitration concerning this Agreement, Clontech's CEO and Aurora's CEO will meet in person or by video-conferencing in a good faith effort to resolve any disputes concerning this Agreement. Within thirty (30) days of a formal request by either party to the other, any party may, by written notice to the other, have such dispute referred to their respective officers designated or their successors, for attempted resolution by good faith negotiations, such good faith negotiations to begin within thirty (30) days after such notice is received. Except as otherwise provided specifically herein, any controversy or claim under this Agreement shall be solely settled by arbitration by one arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Association"); provided that the parties shall first use their best efforts to resolve such dispute by negotiation. The arbitration shall be conducted [*]
The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within twenty (20) days of the date of a request for arbitration, the selection shall be made pursuant to the rules of the Association. The decision reached by the arbitrator shall be made within six
(6) months of the start of arbitration and shall be conclusive and binding, upon the parties hereto and may be filed with the clerk of any court of competent jurisdiction and a judgment confirming such decision may, if desired by any party to the arbitration, be entered in such court. Each of the parties shall pay its own expenses of arbitration and the expenses of the arbitrator(s) shall be equally shared; provided, however, that if in the opinion of the arbitrator(s) any claim hereunder or any defense or objection thereto was unreasonable, the arbitrator(s) may assess, as part of the award, all or any part of the Arbitration Expenses (including reasonable attorneys' fees) against the party raising such unreasonable claim, defense or objection. Nothing herein set forth shall prevent the parties from settling any dispute by mutual agreement at any time. Notwithstanding anything to the contrary in this Section 13, either party may seek immediate injunctive or other interim relief from any court of competent jurisdiction with respect to any' breach of Sections 5 or 9 hereof, or otherwise to enforce and protect the patent rights, copyrights, trademarks, or other intellectual property rights owned or Controlled by such party. For clarity, this arbitration provision, Section 13.8, shall not apply to any claim of infringement or a lawsuit to determine the enforceability or validity of intellectual property, including patents. In no event shall a demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on the claim, dispute or other matter in question would be barred by the applicable statute of limitations.


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

     13.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard or giving effect to its principles of conflict of laws.

     13.10 THIRD PARTY BENEFICIARIES. This Agreement and the rights and obligations are created hereunder for the sole benefit of the parties hereto and their respective successors or assigns as may be permitted under the terms of this Agreement. By entering into this Agreement, the parties agree that they are not creating and do not intend to create an implied or incidental rights inuring to the benefit of Third Parties.

     13.11 SEVERABILITY. This Agreement is intended to be severable. If any provision(s) of this Agreement are or become invalid, are ruled illegal by a court of competent jurisdiction or are deemed unenforceable under the current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of the Agreement shall not be affected thereby and shall continue to be construed to the maximum extent permitted by law at such time. It is further the intention, of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there shall be substituted or added as part of this Agreement by such court of competent jurisdiction a provision which shall be as similar as possible, in economic and business objectives as intended by the parties to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable.

     13.12 HEADINGS. Captions and paragraph headings are for convenience only and shall not form an interpretative part of this Agreement. Unless otherwise specifically provided, all references to a Section incorporate all Sections or subsections thereunder. This Agreement shall not be strictly construed against either party hereto and maybe executed in two or more counterparts, each of which will be deemed an original and the same instrument. Counterparts may be signed and delivered by facsimile, each of which shall be binding when sent, and in each case an original shall be sent via overnight courier. This Agreement will not be enforceable and shall have no effect if this Agreement is not executed by Clontech and Aurora on or before March 10, 1999.

     IN WITNESS WHEREOF, the parties have executed this Agreement.


By:  /s/ Kenneth Fong                   Date: [*]
     ----------------------------
     Kenneth Fong, Ph.D.
     President and CEO
     Clontech Laboratories, Inc.

By:  /s/ Timothy J. Rink                Date: [*]
     ----------------------------
     Timothy J. Rink, M.D., Sc.D.
     President, CEO and Chairman
     For Aurora Biosciences Corporation

                                     EXHIBIT A

                                   AURORA PATENTS

[*]


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                     EXHIBIT B

                                   PRESS RELEASE

AURORA BIOSCIENCES CORPORATION

CONTACT: ANGELA HARTLEY                      11010 Torreyana Road

DIRECTOR, CORPORATE COMMUNICATIONS           San Diego CA 92121

AND INVESTOR RELATIONS

E-mail: hartleya@aurorabio.com               Phone: (619) 404-6767

Website: http://www.aurorabio.com            Fax: (619) 404-6714

CONFIDENTIAL
AURORA BIOSCIENCES AND CLONTECH ANNOUNCE
COMMERCIALIZATION AGREEMENT FOR GFP
TECHNOLOGY

SAN DIEGO ([*]) -- Aurora Biosciences Corporation (Nasdaq:ABSC) and Clontech Laboratories, Inc. today announced an agreement to commercialize mutant green fluorescent proteins ("GFP"), which are [*] tools for cell biology and genomics. Under the license agreement, Clontech will be Aurora's sole worldwide licensee to supply certain GFP technology to not-for-profit customers for non-commercial research with a "zip-lock" license. Clontech may also supply Aurora's GFP technology to for-profit customers for non-commercial research. Use of this [*] genomics technology for commercial purposes would require a direct license from Aurora and Clontech will [*]

The agreement provides for Clontech to pay an up-front technology access fee for Aurora's ultrabright GFP's. In addition, Aurora will receive royalties on any GFP tools that Clontech sells.

"Clontech is a leading life sciences research tools company that has made important contributions to commercializing GFP technology. We are pleased to have them offer Aurora's powerful genomic and cell biology GFP tools as part of their expanding product line," said Timothy J. Rink, M.D., Sc.D., Aurora's chairman, chief executive officer and president. "Starting in the second quarter of this year, Clontech will be Aurora's only licensed supplier of these genomic tools for research purposes."

"Aurora controls an impressive intellectual property estate concerning GFP technology, which is a fundamental workhorse of the biotech and research communities," said Kenneth Fong, Ph.D., Clontech's chairman, president and chief executive officer. [*] We are preparing to expand our Living Colors-Registered Trademark- line with Aurora enhanced GFP's, and look forward to providing user-friendly, non-commercial use licenses for this GFP technology." Living Colors-Registered Trademark- is the portfolio of fluorescent protein reporters that Clontech provides for monitoring gene expression and protein localization.


* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

All customers desiring a license to Aurora's GFP technology for non-commercial purposes should contact Clontech directly. Not-for-profit customers will not be charged any license fee under the terms of the proposed "zip-lock" license for non-commercial research. For-profit customers wishing to use Aurora's GFP technology for noncommercial research should also contact Clontech and license fees will vary depending on the size of the research site. Customers desiring to use Aurora's GFP technology for commercial purposes should contact Aurora directly.

Aurora's GFP technology is part of its large patented portfolio of fluorescent technologies. Drug discovery-related applications for GFP technology include functional generates, high throughput screening assays, and gene profiling to assess the potential toxicity of compounds. GFP's are widely used as research tools, with over 1200 publications relating to GFP to date. Aurora's issued patents on GFP, which include over 80 claims, are directed toward nucleic acids encoding fluorescent proteins, the fluorescent proteins themselves, and various fusion proteins. Aurora also has applications pending on many fundamental uses of fluorescent proteins.

Aurora designs and develops proprietary drug discovery systems, services and technologies to accelerate and enhance the discovery of new medicines. Aurora is developing an integrated technology platform comprised of a portfolio of proprietary fluorescent assay technologies and an UHTSS-TM- platform designed to allow assay miniaturization and to overcome many of the limitations associated with the traditional drug discovery process. The Company believes that the UHTSS-TM- platform will enable Aurora and its collaborators to take advantage of the opportunities created by recent advances in genomics and combinatorial chemistry that have generated many new therapeutic targets and an abundance of new, small molecule compounds. Current collaborators include Merck & Co., Inc., Warner-Lambert, Bristol-Myers Squibb Co., Eli Lilly and Company, F.Hoffmann-LaRoche, Pharmacia & Upjohn, Inc., Cytovia, Inc. and SIDDCO, Inc. For additional corporate information, visit the Aurora website at http://www.aurorabio.com.

CLONTECH LABORATORIES, INC. DEVELOPS, MANUFACTURES, AND MARKETS PRODUCTS FOR LIFE SCIENCE RESEARCH. WITH OVER 1,500 PRODUCTS, THE COMPANY HAS ASSEMBLED ONE TO THE BROADEST PORTFOLIOS OF MOLECULAR BIOLOGY RESEARCH TOOLS IN THE INDUSTRY. THE COMPANY'S PRODUCTS FACILITATE RESEARCH ANALYSIS IN THE AREAS OF GENE IDENTIFICATION, GENE EXPRESSION ANALYSIS, FUNCTIONAL ANALYSIS, AND TARGET VALIDATION. FOR ADDITIONAL CORPORATE INFORMATION, VISIT CLONTECH'S WEB SITE AT http://www.clontech.com.

Statements in this press release that are not strictly historical are "forward-looking" statements that involve a high degree of risk and uncertainty. Such forward-looking statements include statements regarding the potential use of GFP technology, as well as the development of the UHTSS-TM- platform. Such statements are only predictions and the actual events or results may differ materially from those projected in such forwardlooking statements. Factors that could cause or contribute to differences include risks associated with the dependence on patents and proprietary rights, the ability to attract additional licensees and collaborative partners, risks involved with the Company's new and uncertain technology, dependence on existing pharmaceutical and biotechnology collaborations, and the development or availability of competing systems. With respect to Aurora, these factors and others are more fully described in

Aurora's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and subsequent Forms 10-Q, as filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.

UHTSS-TM- is a trademark of Aurora Biosciences Corporation. Living Colors-TM- is a trademark of Clontech, Inc.

                                     EXHIBIT C

                               NON-COMMERCIAL LICENSE

                        NON-COMMERCIAL USE LICENSE AGREEMENT

LICENSE FOR LIVING COLORS-Registered Trademark- LICENSED PRODUCTS

IMPORTANT INSTRUCTIONS--READ CAREFULLY: This Non-Commercial Use License Agreement (this "Agreement") is the legal agreement between you, your for-profit organization (hereinafter Licensee), which purchased the Products and Aurora Biosciences Corporation ("Aurora") (hereinafter Licensor), together, the Parties, for the non-commercial use of the Living Colors-Registered Trademark-Licensed Products (hereinafter the "Products") identified above. Clontech is the co-exclusive licensee of Aurora for the sale of the Products for non-commercial use.

AS A CONDITION OF THE SALE OF THE PRODUCTS AND PRIOR TO THE OPENING OF PACKAGING ENCLOSING THE PRODUCTS, AURORA AND LICENSEE AGREE AS FOLLOWS:

1. PRODUCTS ARE FOR NON-COMMERCIAL USE, RESEARCH, BY YOU, THE LICENSEE. LICENSEE SHALL USE THE PRODUCTS SOLELY FOR THE PURPOSE OF CONDUCTING INTERNAL, NON-COMMERCIAL RESEARCH AT THE FOR-PROFIT ORGANIZATION ("RESEARCH"). THE LICENSEE MAY MODIFY THE NON-CODING REGION OF THE PRODUCTS TO FACILITATE RESEARCH. THE LICENSEE WILL NOT MODIFY THE CODING REGION OF THE FLUORESCENT PROTEIN OF THE PRODUCTS. Licensee may allow access to the Products to employees and students for purposes consistent with this Agreement provided that prior to such disclosure, such individuals shall have been apprised of the proprietary nature of the Products. Licensee will not sell, transfer, disclose or otherwise provide access to the Products to any person or entity, except as expressly permitted herein. Licensor and Licensee acknowledge that Licensee shall not have the right to authorize any third party to use or sell any Products or derivatives thereof. LICENSEE ACKNOWLEDGES THAT THE PRODUCTS SHALL NOT BE USED FOR ANY EXPERIMENT OR ACTIVITY WHERE A FOR-PROFIT ORGANIZATION FUNDS (OTHER THAN THE LICENSEE'S OWN FUNDING) IN WHOLE OR IN PART, SUCH ACTIVITIES OR POSSESSES ANY PRESENT OR FUTURE INTELLECTUAL PROPERTY OR CONTRACT RIGHT IN SUCH ACTIVITIES.

2. SORRY, THERE ARE SOME PROHIBITED USES OF THE PRODUCT. Because a second license is required for certain uses of the Products, Products will not be used in the following fields: (i) services to Third Parties (e.g. screening and profiling); (ii) databases subscription/access; (iii) use in IN VIVO multi-cellular organisms; (iv) diagnostics; (v) screening more than 1,000 chemicals in a 12 month period to identify useful chemicals; (vi) profiling chemicals for selectivity, bioavailability, drug metabolism or toxicity; (vii) promoterless vectors for integration into a mammalian genome using non-homologous recombination integration methods (e.g. random integration); or
(viii) a quality control or assurance process for the manufacture of a product for sale.

3. YOU MUST CONDUCT RESEARCH WITHIN THE LAW AND THERE ARE SOME PRECAUTIONS. Upon receipt of the Products, Licensee shall conduct the Research utilizing its expertise and facilities in strict accordance with all applicable state and federal laws, regulations and guidelines. Licensee understands that the Products, under certain circumstances, may have biological and/or chemical properties that are unpredictable and unknown at the time of transfer, that they are to be used with caution and prudence, and are not to be used for testing in or treatment of humans.

4. YOU MAINTAIN THE RIGHT TO PUBLISH RESEARCH RESULTS. Licensee shall have the right to use all results solely for research and other non-commercial purposes, such as publication of scientific articles and public presentation of research results.

5. PROPRIETARY AND PROPERTY RIGHTS. Licensor hereby grants to Licensee a non-exclusive right to use the Product after the Effective Date in accordance with the terms of this Agreement. Title to the product shall not transfer to the Licensee. Licensor retains all rights not expressly granted herein and no implied licenses are granted herein. If the Licensee breaches this contract any intellectual property rights created with the use of the Products will be assigned to Aurora. The Products are provided under at least one of the following: U.S. Patents 5,625,048 or 5,777,079; and Published PCT Applications: WO96/23810, WO97/28261, WO98/63737 or WO98-02571.
 Additional patent rights are pending worldwide.

6. DO NOT MISUSE THE PRODUCTS AND INDEMNIFICATION. Licensee will defend, indemnify and hold Licensor, Clontech, The Regents of the University of California and the Howard Hughes Medical Institute, their managers, directors, officers, employees, sponsors and agents (collectively the "Indemnified Parties") harmless against any and all liability, loss, damage, claim or expense, including attorney's fees, (collectively the "Indemnified Losses") arising out of or in connection with this Agreement, including, without limitation Indemnified Losses resulting from any use by the Licensee, Licensee' employees or students of the Products and any materials derived therefrom. Licensee will indemnify and hold harmless the Indemnified Parties against any and all Indemnified Losses resulting from, arising out of or relating to: (i) product liability claims of any nature; (ii) claims arising from Licensee's failure to comply with all governmental regulations relating in any to use or storage of the Products; (iii) Licensee's breach of this Agreement; and (iv) claims by a third party that Licensee, Licensee's employees or students use of the Products infringes or violates any patent, copyright, trademark or property rights of such third party.

7. LIMITED WARRANTY. Clontech warrants that, at the time of shipment, the products sold by it are free from defects in material and workmanship and conform to specifications, which accompany the product. Licensor and Clontech make no other warranty, express or implied with respect to the products, including any warranty of merchantability or fitness for any particular purpose or that the Products do not infringe an patent. Notification of any claim for breach of warranty must be made within sixty (60) days of receipt unless provided in writing by Licensor and Clontech. No claim shall be honored if the Licensee fails to notify Clontech within the period specified. The sole and exclusive remedy available to Licensee for any liability of Clontech and Licensor whether based upon warranty, strict liability, contract or otherwise, is limited to the replacement of the goods or the refund of the invoice price of the goods. Clontech and Licensor shall in no case be liable for special, incidental or consequential damages of any kind.

8. TERM. This Agreement shall commence on the date indicated by the licensee below or upon opening of the packaging (the "Effective Date"), which ever is earlier, and terminate exactly one (1) year from the Effective Date.

9. TERMINATION. Either party may terminate this Agreement for any reason upon thirty (30) days' written notice to the other party. The rights and obligations under Sections 1, 3, 4, 5, 6 and 7 shall survive any termination, expiration or completion of this Agreement with respect to information generated and activities and events occurring prior thereto. Upon expiration or any termination of this Agreement, Licensee shall promptly return to Aurora or destroy, as Aurora directs, all remaining Products, and if applicable all Products cloned, replicated or otherwise reproduced.

10. ENTIRE AGREEMENT AND ASSIGNABILITY. This Agreement, together with the exhibits attached hereto, sets forth the complete and entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the parties hereto. No subsequent amendment or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties hereto. This Agreement shall not be assigned or otherwise transferred by Licensee.

11. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by the laws of the State of California. Any dispute resolution or litigation concerning this Agreement will occur in the State of California or the United States District Court in California.

12.  LICENSE FEE.  Licensee will pay to Clontech a non-refundable license fee,
on the Effective Date, of [Clontech to Provide] Dollars ($      ).  [site
language to be provided by Clontech]


Address:
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

By:
------------------------------------------------------------------------------

Title:
------------------------------------------------------------------------------

Date:
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[Clontech to Provide]

                                     EXHIBIT D

                               NOT-FOR-PROFIT-LICENSE

                        NON-COMMERCIAL USE LICENSE AGREEMENT

DOES NOT APPLY TO FOR-PROFIT ENTITIES. NOT-FOR-PROFIT ENTITIES CONDUCTING COMMERCIAL ACTIVITIES MUST CALL CLONTECH FOR A LICENSE (1-800-662-2566).

LICENSE FOR LIVING COLORS-Registered Trademark- LICENSED PRODUCTS

IMPORTANT INSTRUCTIONS--READ CAREFULLY: This Non-Commercial Use License Agreement (this "Agreement") is the legal agreement between you, your not-for-profit organization (hereinafter Licensee), which purchased the Products and Aurora Biosciences Corporation ("Aurora") (hereinafter Licensor), together, the Parties, for the non-commercial use of the Living Colors-Registered Trademark- Licensed Products (hereinafter the "Products") identified above. Clontech is the co-exclusive licensee of Aurora for the sale of the Products to not-for-profit organizations for non-commercial use.

AS A CONDITION OF THE SALE OF THE PRODUCTS AND PRIOR TO THE OPENING OF PACKAGING ENCLOSING THE PRODUCTS, AURORA AND LICENSEE AGREE AS FOLLOWS:

1. PRODUCTS ARE FOR NON-COMMERCIAL USE, RESEARCH, BY YOU, THE LICENSEE. LICENSEE SHALL USE THE PRODUCTS SOLELY FOR THE PURPOSE OF CONDUCTING INTERNAL, NON-COMMERCIAL RESEARCH AT THE NOT-FOR-PROFIT ORGANIZATION ("RESEARCH"). THE LICENSEE MAY MODIFY THE NON-CODING REGION OF THE PRODUCTS TO FACILITATE RESEARCH. THE LICENSEE WILL NOT MODIFY THE CODING REGION OF THE FLUORESCENT PROTEIN OF THE PRODUCTS. Licensee may allow access to the Products to employees and students for purposes consistent with this Agreement provided that prior to such disclosure, such individuals shall have been apprised of the proprietary nature of the Products, Licensee will not sell, transfer, disclose or otherwise provide access to the Products to any person or entity, except as expressly permitted herein. Licensor and Licensee acknowledge that Licensee shall not have the right to authorize any third party to use or sell any Products or derivatives thereof. LICENSEE ACKNOWLEDGES THAT THE PRODUCTS SHALL NOT BE USED FOR ANY EXPERIMENT OR ACTIVITY WHERE A FOR-PROFIT ORGANIZATION FUNDS IN WHOLE OR IN PART, SUCH ACTIVITIES OR POSSESSES ANY PRESENT OR FUTURE INTELLECTUAL PROPERTY OR CONTRACT RIGHT IN SUCH ACTIVITIES.

2. SORRY, THERE ARE SOME PROHIBITED USES OF THE PRODUCT. Because a second license is required for certain uses of the Products, Products will not be used in the following fields: (i) services to for-profit Third Parties (e.g. screening and profiling); (ii) databases subscription/access paid for by a for-profit entity; (iii) diagnostics; (iv) screening for more than 1,000 chemicals in a single year to identify useful chemicals; (v) profiling more than 100 chemicals in a 12 month period for: selectivity, bioavailability, drug metabolism or toxicity; (vi) promoterless vectors for integration into a mammalian genome using non-homologous recombination integration methods (e.g. random integration; or (vii) a quality control or assurance process for the manufacture of a product for sale.

3. YOU MUST CONDUCT RESEARCH WITHIN THE LAW AND THERE ARE SOME PRECAUTIONS. Upon receipt of the Products, Licensee shall conduct the Research utilizing its expertise and facilities in strict accordance with all applicable state and federal laws, regulations and guidelines. Licensee understands that the Products, under certain circumstances, may have biological and/or chemical properties that are unpredictable and unknown at the time of transfer, that they are to be used with caution and prudence, and are not to be used for testing in or treatment of humans.

4. YOU MAINTAIN THE RIGHT TO PUBLISH RESEARCH RESULTS. Licensee shall have the right to use all results solely for research and other non-commercial purposes, such as publication of scientific articles and public presentation of research results.

5. PROPRIETARY AND PROPERTY RIGHTS. Licensor hereby grants to Licensee a non-exclusive right to use the Product after the Effective Date in accordance with the terms of this Agreement. Title to the Products shall not transfer to the Licensee. Licensor retains all rights not expressly granted herein and there are no implied licenses granted herein. If the Licensee breaches this contract any intellectual property rights created with the use of the Products will be assigned to Aurora. The Products are provided under at least one of the following: U.S. Patents 5,625,048 or 5,777,079; and Published PCT Applications: WO96/23810, WO97/28261, WO98/63737 or WO98-02571.
 Additional patent rights are pending worldwide.

6. DO NOT MISUSE THE PRODUCTS AND INDEMNIFICATION. Licensee will defend, indemnify and hold Licensor, Clontech, The Regents of the University of California and the Howard Hughes Medical Institute, their managers, directors, officers, employees, sponsors and agents (collectively the "Indemnified Parties") harmless against any and all liability, loss, damage, claim or expense, including attorney's fees, (collectively the "Indemnified Losses") arising out of or in connection with this Agreement, including, without limitation Indemnified Losses resulting from any use by the Licensee, Licensee' employees or students of the Products and any materials derived therefrom. Licensee will indemnify and hold harmless the Indemnified Parties against any and all Indemnified Losses resulting from, arising out of or relating to: (i) product liability claims of any nature; (ii) claims arising from Licensee's failure to comply with all governmental regulations relating in any to use or storage of the Products; (iii) Licensee's breach of this Agreement; and (iv) claims by a third party that Licensee, Licensee's employees or students use of the Products infringes or violates any patent, copyright, trademark or property rights of such third party.

7. LIMITED WARRANTY. Clontech warrants that, at the time of shipment, the products sold by it are free from defects in material and workmanship and conform to specifications, which accompany the product. Licensor and Clontech make no other warranty, express or implied with respect to the products, including any warranty of merchantability or fitness for any particular purpose or that the Products do not infringe an patent. Notification of any claim for breach of warranty must be made within sixty (60) days of receipt unless provided in writing by Licensor and Clontech. No claim shall be honored if the Licensee fails to notify Clontech within the period specified. The sole and exclusive remedy available to Licensee for any liability of Clontech and Licensor whether based upon warranty, strict liability, contract or otherwise, is limited to the replacement of the goods or the refund of the invoice price of the goods. Clontech and Licensor shall in no case be liable for special, incidental or consequential damages of any kind.

8. TERM. This Agreement shall commence on the date indicated by the licensee below or upon opening of the packaging (the "Effective Date"), which ever is earlier, and continue in force as long as the Products are used in the case of non-commercial use in a not-for-profit organization.

9. TERMINATION. Either party may terminate this Agreement for any reason upon thirty (30) days' written notice to the other party. The rights and obligations under Sections 1, 3, 4, 5, and 6 shall survive any termination, expiration or completion of this Agreement with respect to information generated and activities and events occurring prior thereto. Upon expiration or any termination of this Agreement, Licensee shall promptly return to Aurora or destroy, as Aurora directs, all remaining Products, and if applicable all Products cloned, replicated or otherwise reproduced.

10. ENTIRE AGREEMENT AND ASSIGNABILITY. This Agreement, together with the exhibits attached hereto, sets forth the complete and entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the parties hereto. No subsequent amendment or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties hereto. This Agreement shall not be assigned or otherwise transferred by Licensee.

11. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by the laws of the State of California. Any dispute resolution or litigation concerning this Agreement will occur in the State of California or the United States District Court in California.

Address:
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

By:
------------------------------------------------------------------------------

Title:
------------------------------------------------------------------------------

Date:
------------------------------------------------------------------------------

                                     EXHIBIT E

                          NOT-FOR-PROFIT ZIP-LOCK LICENSE

                        NON-COMMERCIAL USE LICENSE AGREEMENT

DOES NOT APPLY TO FOR-PROFIT ENTITIES. NOT-FOR-PROFIT ENTITIES CONDUCTING COMMERCIAL ACTIVITIES MUST CALL CLONTECH FOR A LICENSE (1-800-662-2566).

LICENSE FOR LIVING COLORS-Registered Trademark- LICENSED PRODUCTS

IMPORTANT INSTRUCTIONS--READ CAREFULLY: This Non-Commercial Use License Agreement ("Zip-Lock Agreement") is the legal agreement between you, your not-for-profit organization (hereinafter Licensee), which purchased the Products and Aurora Biosciences Corporation ("Aurora") (hereinafter Licensor), together, the Parties, for the non-commercial use of the Living Colors-Registered Trademark- Licensed Products (hereinafter the "Products") identified above. Clontech is the co-exclusive licensee of Aurora for the sale of the Products for non-commercial use.

AS A CONDITION OF THE SALE OF THE PRODUCTS AND PRIOR TO THE OPENING OF PACKAGING ENCLOSING THE PRODUCTS, AURORA AND LICENSEE AGREE AS FOLLOWS:

1. PRODUCTS ARE FOR NON-COMMERCIAL USE, RESEARCH, BY YOU, THE LICENSEE. LICENSEE SHALL USE THE PRODUCTS SOLELY FOR THE PURPOSE OF CONDUCTING INTERNAL, NON-COMMERCIAL RESEARCH AT THE NOT-FOR-PROFIT ORGANIZATION ("RESEARCH"). THE LICENSEE MAY MODIFY THE NON-CODING REGION OF THE PRODUCTS TO FACILITATE RESEARCH. THE LICENSEE WILL NOT MODIFY THE CODING REGION OF THE FLUORESCENT PROTEIN OF THE PRODUCTS. Licensee may allow access to the Products to employees and students for purposes consistent with this Zip-Lock Agreement provided that prior to such disclosure, such individuals shall have been apprised of the proprietary nature of the Products. Licensee will not sell, transfer, disclose or otherwise provide access to the Products to any person or entity. Licensor and Licensee acknowledge that Licensee shall not have the right to authorize any third party to use or sell any Products or derivatives thereof. LICENSEE ACKNOWLEDGES THAT THE PRODUCTS SHALL NOT BE USED FOR ANY EXPERIMENT OR ACTIVITY WHERE A FOR-PROFIT ORGANIZATION FUNDS IN WHOLE OR IN PART, SUCH ACTIVITIES OR POSSESSES ANY PRESENT OR FUTURE INTELLECTUAL PROPERTY OR CONTRACT RIGHT IN SUCH ACTIVITIES.

2. SORRY, THERE ARE SOME PROHIBITED USES OF THE PRODUCT. Because a second license is required for certain uses of the Products, Products will not be used in the following fields: (i) services to for-profit Third Parties (e.g. screening and profiling); (ii) databases subscription/access paid for by a for-profit entity; (iii) diagnostics; (iv) screening for more than 1,000 chemicals in a single year to identify useful chemicals; (v) profiling more than 100 chemicals in a 12 month period for: selectivity, bioavailability, drug metabolism or toxicity; (vi) promoterless vectors for integration into a mammalian genome using non-homologous recombination integration methods
(e.g. random integration; or (vii) a quality control or assurance process for the manufacture of a product for sale.

3. YOU MUST CONDUCT RESEARCH WITHIN THE LAW AND THERE ARE SOME PRECAUTIONS. Upon receipt of the Products, Licensee shall conduct the Research utilizing its expertise and facilities in strict accordance with all applicable state and federal laws, regulations and guidelines. Licensee understands that the Products, under certain circumstances, may have biological and/or chemical properties that are unpredictable and unknown at the time of transfer, that they are to be used with caution and prudence, and are not to be used for testing in or treatment of humans.

4. YOU MAINTAIN THE RIGHT TO PUBLISH RESEARCH RESULTS. Licensee shall have the right to use all results solely for research and other non-commercial purposes, such as publication of scientific articles and public presentation of research results.

5. PROPRIETARY AND PROPERTY RIGHTS. Licensor grants to Licensee a non-exclusive right to use the Products, after the Effective Date, in accordance with the terms of this Zip-Lock Agreement. Title to the Products shall not transfer to the Licensee. Licensor retains all rights not expressly granted herein and there are no implied licenses granted herein. If the Licensee breaches this contract any intellectual property rights created with the use of the Products will be assigned to Aurora. The Products are provided under at least one of the following: U.S. Patents 5,625,048 or 5,777,079; and Published PCT Applications: WO96/23810, WO97/28261, WO98/63737 or WO98-02571. Additional
patent rights are pending worldwide.

6. DO NOT MISUSE THE PRODUCTS AND INDEMNIFICATION. Licensee will defend, indemnify and hold Licensor, Clontech, The Regents of the University of California and the Howard Hughes Medical Institute, their managers, directors, officers, employees, sponsors and agents (collectively the "Indemnified Parties") harmless against any and all liability, loss, damage, claim or expense, including attorney's fees, (collectively the "Indemnified Losses") arising out of or in connection with this Agreement, including, without limitation Indemnified Losses resulting from any use by the Licensee, Licensee's employees or students of the Products and any materials derived therefrom. Licensee will indemnify and hold harmless the Indemnified Parties against any and all Indemnified Losses resulting from, arising out of or relating to: (i) product liability claims of any nature; (ii) claims arising from Licensee's failure to comply with all governmental regulations relating in any to use or storage of the Products; (iii) Licensee's breach of this Zip-Lock Agreement; and
(iv) claims by a third party that Licensee, Licensee's employees or students use of the Products infringes or violates any patent, copyright, trademark or property rights of such third party.

7. LIMITED WARRANTY. Clontech warrants that, at the time of shipment, the products sold by it are free from defects in material and workmanship and conform to specifications, which accompany the product. Licensor and Clontech make no other warranty, express or implied with respect to the products, including any warranty of merchantability or fitness for any particular purpose or that the Products do not infringe an patent. Notification of any claim for breach of warranty must be made within sixty (60) days of receipt unless provided in writing by Licensor and Clontech. No claim shall be honored if the Licensee fails to notify Clontech within the period specified. The sole and exclusive remedy available to Licensee for any liability of Clontech and Licensor whether based upon warranty, strict liability, contract or otherwise, is limited to the replacement of the goods or the refund of the invoice price of the goods. Clontech and Licensor shall in no case be liable for special, incidental or consequential damages of any kind.

8. TERM. This Agreement shall commence on the date indicated by the licensee below or upon opening of the packaging (the "Effective Date"), which ever is earlier, and continue in force as long as the Products are used in the case of non-commercial use in a not-for-profit organization.

9. TERMINATION. Either party may terminate this Agreement for any reason upon thirty (30) days' written notice to the other party. The rights and obligations under Sections 1, 3, 4, 5 and 6 shall survive any termination, expiration or completion of this Zip-Lock Agreement with respect to information generated and activities and events occurring prior thereto. Upon expiration or any termination of this Zip-Lock Agreement, Licensee shall promptly return to Aurora or destroy, as Aurora directs, all remaining Products, and if applicable all Products cloned, replicated or otherwise reproduced.

10. ENTIRE AGREEMENT AND ASSIGNABILITY. This Zip-Lock Agreement, together with the exhibits attached hereto, sets forth the complete and entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the parties hereto. No subsequent amendment or addition to this Zip-Lock Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties hereto. This Zip-Lock Agreement shall not be assigned or otherwise transferred by Licensee.

11. GOVERNING LAW AND JURISDICTION. This Zip-Lock Agreement shall be governed by the laws of the State of California. Any dispute resolution or litigation concerning this Zip-Lock Agreement will occur in the State of California or the United States District Court in California.


WHEN LICENSEE OPENS THE PACKAGE OR USES THE PRODUCTS, THIS ZIP-LOCK AGREEMENT IS IMMEDIATELY BINDING.

                                     EXHIBIT F

                               UC LICENSE PROVISIONS

[*]

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                    EXHIBIT G

                                     CLONES

FLUORESCENT PROTEINS

[*]

[*]

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                     EXHIBIT H

                            LIST OF FLUORESCENT PRODUCTS

FLUORESCENT PROTEINS
[*]



6004-1    pEYFP Vector                        6085-1    pEGFP-N1 Vector
6005-1    pEYFP-C1 Vector                     6086-1    pEGFP-1 Vector
6006-1    pEYFP-N1 Vector                     6101-1    pCMS-EGFP Vector
6007-1    pEYFP-1 Vector                      6115-1    pEYFP-Mito Vector
6008-1    pd2EGFP-1 Vector                    6116-1    pEGFP-Actin Vector
6009-1    pd2EGFP-N1 Vector                   6117-1    pEGFP-Tub Vector
6010-1    pd2EGFP Vector                      6118-1    pEYFP-Tub Vector
6011-1    pNeoEGFP Vector                     6154-1    pBI-EGFP Tet Vector
6012-1    pd2EGFP-Control Vector              6900-1    pECFP-N1 Vector
6013-1    pd2EGFP-Basic Vector                6901-1    pECFP-1 Vector
6014-1    pHygEGFP Vector                     6902-1    pEYFP-Actin Vector
6015-1    pd2EGFP-Enhancer Vector             6903-1    pECFP-Mito Vector
6016-1    pd2EGFP-Promoter Vector             6904-1    pECFP-Nuc Vector
6029-1    pIRES2-EGFP Vector                  6905-1    pEYFP-Nuc Vector
6032-1    pIRES-EYFP Vector                   6906-1    pEYFP-ER Vector
6038-1    pBFP2 Vector                        6907-1    pECFP-ER Vector
6039-1    pGFPmut3.1 Vector                   6908-1    pECFP-Golgi Vector
6054-1    pNF-kB-d2EGFP Vector                6909-1    pEYFP-Golgi Vector
6058-1    pLEGFP-C1 Removiral Vector          8137-1    ApoAlert Annexin V-EGFP
6059-1    pLEGFP-N1 Removiral Vector          8920-1    pHAT-GFPuv Vector
6068-1    pEBFP Vector                        K2018-1   ApoAlert Apo2.7/Annexin V-EGFP Kit
6069-1    pEBFP-N1 Vector                     K2019-1   ApoAlert Annexin V-EGFP Apoptosis Kit
6070-1    pEBFP-C1 Vector                     K2019-2   ApoAlert Annexin V-EGFP Apoptosis Kit
6072-1    pd4EGFP-N1 Vector                   K6000-1   pEGFP-C Vector Set
6073-1    pd1EGFP-N1 Vector                   K6001-1   pEGFP-N Vector Set
6074-1    pEGFP-F Vector                      K6002-1   Bacterial Destabilized GFP Vector Set
6075-1    pECFP Vector
6076-1    pECFP-C1 Vector
6077-1    pEGFP Vector
6079-1    pGFPuv Vector
6080-1    pEGFP-N3 Vector
6081-1    pEGFP-N2 Vector
6082-1    pEGFP-C3 Vector
6083-1    pEGFP-C2 Vector
6084-1    pEGFP-C1 Vector


[*]

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                       1